Exhibit 99.1

CHROMADEX CORPORATION REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

-Third Quarter 2018 Net Revenues Increased by 33% to $8.1 Million -

Third Quarter 2018 Highlights vs. Third Quarter 2017

●
Net sales up 33%, fueled by growth of TRU NIAGEN®, which increased by 97%;
●
TRU NIAGEN sales at 84% of NIAGEN-related sales, up from 60%
●
Gross profit as a percentage of net sales improved by 580 basis points to 53.7%;
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Launched TRU NIAGEN PRO (60ct, 300mg per capsule), the highest dose of NR in a single capsule;
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Earned certification from NSF International Certified for Sport program; and
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Signed MOU for creation of a strategic partnership for aging research in Jiangxi Province, China

LOS ANGELES, November 7, 2018 (GLOBE NEWSWIRE) - ChromaDex Corp. (NASDAQ:CDXC) today reported third quarter 2018 financial results.

“I’m encouraged by the progress we made in the third quarter and remain enthusiastic about the future, TRU NIAGEN continued to show dramatic growth and we are building a platform and brand for strong future growth.” said Rob Fried, Chief Executive Officer.

Results of operations for the three months ended September 30, 2018

For the three months ended September 30, 2018 (“Q3 2018”), ChromaDex reported net sales of $8.1 million, up 33% compared to $6.1 million from continuing operations in the third quarter of 2017 ("Q3 2017"). The increase in third quarter revenues was driven by growth in sales of TRU NIAGEN.

Gross margin as a percentage of sales improved by 580 basis points to 53.7% for Q3 2018 compared to 47.9% for Q3 2017. We experienced better gross margins due to the positive impact of TRU NAIGEN consumer product sales, which we anticipate will continue.

Operating expenses were $13.0 million in the third quarter of 2018, compared to $6.1 million from continuing operations in the same period for 2017. The increase of $6.9 million in operating expenses for third quarter was the result of the Company’s strategic decision to invest $3.7 million more in advertising and marketing to build out the TRU NIAGEN brand, as well as higher R&D expenses of $0.3 million, higher legal costs of $1.2 million, and higher stock-based compensation expense of $0.6 million. Excluding legal and equity-based compensation expenses, general and administrative expenses were $3.0 million, up by $1.1 million as compared to the prior year.

The net loss for the third quarter of 2018 was $8.6 million or ($0.16) per share as compared to a net loss from continuing operations of $3.2 million or ($0.07) per share for Q3 2017.

For the third quarter of 2018, the reported loss was negatively impacted by a non-cash charge of $1.3 million related to stock-based compensation.

Adjusted EBITDA, a non-GAAP measure, was ($7.1) million for Q3 2018, compared to adjusted EBITDA from continuing operations of ($2.5) million for Q3 2017. ChromaDex defines Adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation, amortization and non-cash stock compensation costs. The Basic and Diluted Adjusted EBITDA per share for Q3 2018 was ($0.13) versus ($0.05) from continuing operations for Q3 2017.

In the first nine months of 2018, the net cash used in operating activities was $15.8 million versus $6.0 million in the prior year. The Company ended the third quarter of 2018 with a solid balance sheet with cash of $28.2 million.

Outlook

Looking forward, the Company expects the revenue growth to be driven by our U.S. ecommerce and Watsons’ international business, as well as the launch of TRU NIAGEN® in certain new international markets. The Company will continue to invest efficiently in marketing expenditures to build out the TRU NIAGEN brand and new capabilities to support growth. In addition, as necessary, we will continue to invest in legal costs to protect our intellectual property.

We continue to expect working capital to be a positive source of cash of $3 to $5 million for the full year, as we expect our net losses to moderate in the fourth quarter and we continue to tightly manage working capital for the balance of the year.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the year end results and provide a general business update on Thursday, November 7, at 4:30pm ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

Date: Thursday, November 7, 2018
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: (866) 327-8118
International dial-in number: (678) 509-7526
Conference ID: 7066529
Webcast link: https://edge.media-server.com/m6/p/uofko2ym

The webcast replay will be available after the completion of the call on the Investor Relations section of the Company website, www.chromadex.com.

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures

ChromaDex’s non-GAAP financial measures exclude interest, tax, depreciation, amortization and share-based compensation for adjusted EBITDA. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of GAAP to non-GAAP measures are attached to this press release.

About ChromaDex:

ChromaDex Corp. is an integrated, global nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to uncover the full potential of NAD and identify and develop novel, science-based ingredients. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN is helping the world AGE BETTER®. ChromaDex maintains a website at www.ChromaDex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotation from ChromaDex’s Chief Executive Officer, and statements related to future, revenue growth being driven by ChromaDex’s U.S. ecommerce and Watsons’ international business, launching TRU NIAGEN in certain new international markets, whether the Company will continue to invest in marketing to build out the TRU NIAGEN brand and legal expenditures to protect ChromaDex’s intellectual property, and the expectations of future working capital, cash flow and net loss. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Forms 10-Q and 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Brianna Gerber, Sr. Director of FP&A and Investor Relations
(949) 344-3782
briannag@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Director of Strategic Partnerships
(949) 648-3775
alexw@chromadex.com

ChromaDex Corporation

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Statements of Operations
For the Three Month Periods Ended September 30, 2018 and September 30, 2017
(In thousands, except per share data)

	Sep. 30, 2018	Sep. 30, 2017

Sales, net	$8,120	$6,084
Cost of sales	3,759	3,169

Gross profit	4,361	2,915

Operating expenses:
Sales and marketing	4,837	1,103
Research and development	1,350	1,040
General and administrative	6,770	3,948
Operating expenses	12,957	6,091

Operating loss	(8,596)	(3,176)

Nonoperating expense:
Interest expense, net	(9)	(45)
Nonoperating expenses	(9)	(45)

Loss from continuing operations	(8,605)	(3,221)

Loss from discontinued operations	-	(109)
Gain on sale of discontinued operations	-	5,467
Income from discontinued operations	-	5,358

Net (loss) income	$(8,605)	$2,137

Basic (loss) earnings per common share:
Loss from continuing operations	$(0.16)	$(0.07)
Earnings from discontinued operations	$-	$0.12

Basic (loss) earnings per common share	$(0.16)	$0.05

Diluted (loss) earnings per common share:
Loss from continuing operations	$(0.16)	$(0.07)
Earnings from discontinued operations	$-	$0.11

Diluted (loss) earnings per common share	$(0.16)	$0.04
Basic weighted average common shares outstanding	55,068	47,065
Diluted weighted average common shares outstanding	55,068	47,557

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2018.

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Balance Sheets
September 30, 2018 and December 30, 2017
(In thousands, except per share data)

	Sep. 30, 2018	Dec. 30, 2017
Assets

Current Assets
Cash	$28,214	$45,389
Trade receivables, net of allowances of $0.5 million and $0.7 million, respectively;
Receivables from Related Party: $0.7 million and $1.5 million, respectively	4,773	5,338
Contract assets	76	-
Receivable held at escrow	752	-
Inventories	7,079	5,796
Prepaid expenses and other assets	593	655
Total current assets	41,487	57,178

Leasehold Improvements and Equipment, net	3,745	2,872
Deposits	269	272
Receivable Held at Escrow	-	750
Intangible Assets, net	1,521	1,652

Total assets	$47,022	$62,724

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$8,893	$3,719
Accrued expenses	3,587	3,645
Current maturities of capital lease obligations	183	196
Contract liabilities and customer deposits	155	314
Deferred rent, current	142	114
Due to officer	-	100
Total current liabilities	12,960	8,088

Capital Lease Obligations, Less Current Maturities	178	310
Deferred Rent, Less Current	482	492

Total liabilities	13,620	8,890

Commitments and Contingencies

Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares;
issued and outstanding September 30, 2018 54,919 shares and
December 30, 2017 54,697 shares	55	55
Additional paid-in capital	114,882	110,380
Accumulated deficit	(81,535)	(56,601)
Total stockholders' equity	33,402	53,834

Total liabilities and stockholders' equity	$47,022	$62,724

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on November 7, 2018.

Consolidated Statements of Operations, Unaudited(US GAAP)			Effects of Charges associated with Interest, Tax, Depreciation,Amortization and Share-based Compensation Expense			Consolidated Statements of Operations, Adjusted EBITDAExcluding Interest, Tax, Depreciation, Amortization andShare-based Compensation (Non-GAAP Presentation)

Three Months Ended Sep. 30, 2018 and Sep. 30, 2017			Three Months Ended Sep. 30, 2018 and Sep. 30, 2017			Three Months Ended Sep. 30, 2018 and Sep. 30, 2017
(In thousands, except per share data)			(In thousands, except per share data)			(In thousands, except per share data)

	Q3 2018	Q3 2017		Q3 2018	Q3 2017		Q3 2018	Q3 2017

Sales, net	$8,120	$6,084	Sales, net	$-	$-	Sales, net	$8,120	$6,084
Cost of sales	3,759	3,169	Cost of sales	(95)	(47)	Cost of sales	3,664	3,122

Gross profit	4,361	2,915	Gross profit	95	47	Gross profit	4,456	2,962

Operating expenses:			Operating expenses:			Operating expenses:
Sales and marketing	4,837	1,103	Sales and marketing	(108)	-	Sales and marketing	4,729	1,103
Research and development	1,350	1,040	Research and development	(178)	-	Research and development	1,172	1,040
General and administrative	6,770	3,948	General and administrative	(1,164)	(590)	General and administrative	5,606	3,358
Operating expenses	12,957	6,091	Operating expenses	(1,450)	(590)	Operating expenses	11,507	5,501

Operating loss	(8,596)	(3,176)	Operating income	1,545	637	Operating loss	(7,051)	(2,539)

Nonoperating expense:			Nonoperating income:			Nonoperating expense:
Interest expense, net	(9)	(45)	Interest expense, net	9	45	Interest expense, net	-	-
Nonoperating expenses	(9)	(45)	Nonoperating income	9	45	Nonoperating expenses	-	-

Loss from continuing operations	(8,605)	(3,221)	Income from continuing operations	1,554	682	Loss from continuing operations	(7,051)	(2,539)

Loss from discontinued operations	-	(109)	Income from discontinued operations	-	49	Loss from discontinued operations	-	(60)
Gain on sale of discontinued operations	-	5,467	Gain on sale of discontinued operations	-		Gain on sale of discontinued operations	-	5,467
Income from discontinued operations	-	5,358	Income from discontinued operations	-	49	Income from discontinued operations	-	5,407

Net (loss) income	$(8,605)	$2,137	Effects of adjusted EBITDA	$1,554	$731	Adjusted EBITDA	$(7,051)	$2,868

Basic (loss) earnings per common share:			Basic earnings per common share:			Basic (loss) earnings per common share:
Loss from continuing operations	$(0.16)	$(0.07)	Earnings from continuing operations	$0.03	$0.01	Loss from continuing operations	$(0.13)	$(0.05)
Earnings from discontinued operations	$-	$0.12	Earnings from discontinued operations	$-	$0.00	Earnings from discontinued operations	$-	$0.11

Basic (loss) earnings per common share	$(0.16)	$0.05	Basic earnings per common share	$0.03	$0.02	Basic (loss) earnings per common share	$(0.13)	$0.06

Diluted (loss) earnings per common share:			Diluted earnings per common share:			Diluted (loss) earnings per common share:
Loss from continuing operations	$(0.16)	$(0.07)	Earnings from continuing operations	$0.03	$0.01	Loss from continuing operations	$(0.13)	$(0.05)
Earnings from discontinued operations	$-	$0.11	Earnings from discontinued operations	$-	$0.00	Earnings from discontinued operations	$-	$0.11

Diluted (loss) earnings per common share	$(0.16)	$0.04	Diluted earnings per common share	$0.03	$0.02	Diluted (loss) earnings per common share	$(0.13)	$0.06

Basic weighted average common shares outstanding	55,068	47,065	Basic weighted average common shares outstanding	55,068	47,065	Basic weighted average common shares outstanding	55,068	47,065

Diluted weighted average common shares outstanding	55,068	47,557	Diluted weighted average common shares outstanding	55,068	47,557	Diluted weighted average common shares outstanding	55,068	47,557